Exhibit 99.1
The First Bancorp Announces Third Quarter Results
2024 Q3 Results Driven by Loan Growth, Net Interest Margin Expansion, and Continued Strong Asset Quality
DAMARISCOTTA, ME, October 23, 2024--(BUSINESS WIRE)--The First Bancorp (Nasdaq: FNLC), ("the Company", "we", "us", "our"), parent company of First National Bank, today reported unaudited net income of $7.6 million with diluted earnings per share of $0.68 for the quarter ended September 30, 2024. The Company also reported results for the nine months ended September 30, 2024. Net income year-to-date in 2024 was $19.8 million, with diluted earnings per share of $1.78.

Third Quarter Notable Items:
•Net Income growth of 22.7% from Q2; diluted EPS growth of 22.6%
•Net Interest Income at its highest level in six quarters
•Net Interest Margin increased by 11 basis points from Q2
•Total assets reached $3.14 billion, an increase of $57.6 million in Q3
•Loan balances grew in Q3 at an annualized rate of 10.6% to $2.31 billion
•Ratio of Non-Performing Assets to Total Assets of 0.08%
•Quarterly shareholder dividend of $0.36 per share

CEO COMMENTS
"I am pleased to report our results for the third quarter," commented Tony C. McKim, the Company's President and Chief Executive Officer. "Net income increased 22.7% from the second quarter of 2024 ("linked quarter"), and diluted earnings per share increased 22.6%.
"A definite bright note for the period was an expansion of 11 basis points in our net interest margin, attributable to rising asset yields and flat funding costs. Coupled with earning asset growth, the expanded margin led to a $1.3 million, or 8.8%, increase in net interest income from the linked quarter. While the Federal Reserve's action to lower short term rates by 0.50% in September had minimal effect on third quarter results, we expect to continue to see gradual margin improvement in coming quarters as pressures on funding costs ease."

Mr. McKim concluded, "Our balance sheet continues to grow in a responsible manner while also displaying strong asset quality, capital, and liquidity positions. Growth remains centered in the loan portfolio with over $129 million in new loans granted in the third quarter. We are proud to strongly support our customers and communities in the Bank's 160th year."

FINANCIAL RESULTS FOR THE QUARTER ENDED SEPTEMBER 30, 2024
Net income was $7.6 million, or $0.68 per diluted share, for the three months ended September 30, 2024. On a Pre-Tax, Pre-Provision ("PTPP") basis, earnings for the quarter were $8.5 million. Results compare favorably to the linked quarter for which net income was $6.2 million, diluted earnings per share were $0.55, and PTPP earnings were $8.0 million. The drivers of third quarter results are discussed in the following sections:
Net Interest Income
Net interest income was $16.4 million for the three months ended September 30, 2024, an increase of $1.3 million or 8.8% from the second quarter of 2024, and the best three-month period since the first quarter of 2023. Net interest margin improved by 11 basis points to 2.32% for the third quarter of 2024, up from 2.21% in the second quarter. The average tax equivalent yield on earning assets increased 6 basis points in the third quarter to 5.28%, while the cost of total liabilities was unchanged at an average of 3.48% for the quarter.
Provision for Credit Losses
A reverse provision for credit losses on loans of $580,000 was recorded in the third quarter of 2024, compared with a provision expense of $539,000 in the second quarter. Models implemented in the third quarter introduced post-pandemic experience into the Bank's discounted cash flow based estimates, a period of strong asset quality for the Bank. This change, coupled with a refresh of peer groups used in our analysis, led to the modest reversal for the period. For the three months ended September 30, 2024 net charge-offs were $113,000; net charge-offs year-to-date in 2024 totaled $89,000, or an annualized 0.005% of total loans. A provision for credit losses on held- to-maturity securities was made in the amount of $76,000 and a reverse provision for off-balance sheet exposures of $134,000 was also recorded.
Non-Interest Income
Total non-interest income was $4.1 million for the three months ended September 30, 2024, level with the linked quarter, and in line with management's expectations. The Bank recorded a quarterly gain of 2.4% in Debit Card income, while revenues from Wealth Management and Service Charges on Deposit Accounts each had small decreases from the prior period.
Non-Interest Expense
Total non-interest expense for the three months ended September 30, 2024 was $12.0 million, an increase of $750,000, or 6.7%, from the three months ended June 30, 2024. The period-to-period change is mostly attributable to employee salaries and benefits, resulting from a decrease in loan-related salary deferrals, seasonal hiring activity and incentive compensation accruals. The Company's efficiency ratio for the third quarter was 56.37%, essentially unchanged from the linked quarter ratio of 56.35%.
Loans, Total Assets & Funding
Total assets at September 30, 2024, were $3.14 billion, up $57.6 million in the third quarter and up $198.4 million from a year ago. Earning assets increased $54.8 million during the quarter comprised primarily of an increase in loans of $59.6 million. Earning assets have increased by $199.6 million since September 30, 2023, centered in loan growth of $227.4 million.
Loan growth in the third quarter was led by commercial credit. Commercial and industrial balances increased $37.9 million and multifamily loan balances increased $4.8 million; commercial real estate balances fell by $1.6 million. The residential term and home equity segments also contributed to loan portfolio growth, up $12.1 million and $4.8 million, respectively, in the quarter.
Total deposits at September 30, 2024 were $2.70 billion, up $124.6 million during the period, and up $102.8 million, or 4.0%, from September 30, 2023. The Bank typically sees a lift in local deposits in the third quarter attributable to seasonal factors. Non-maturity deposits led with an increase of $111.1 million while time deposits increased $13.6 million. The increase in deposit levels allowed for a $79.6 million decrease in borrowings during the period, including the full redemption of a $25 million Bank Term Funding Program advance which was due to mature in the first quarter of 2025. Uninsured deposits as of September 30, 2024, were estimated at 17% of total deposits, and 73% of uninsured deposits were fully collateralized. Available day-one liquidity was $703 million, sufficient to cover 149% of estimated uninsured deposits.
ASSET QUALITY
Asset quality continues to be very strong. As of September 30, 2024, the ratio of non-performing assets to total assets was 0.08%, down slightly from the 0.09% of total assets reported as of June 30, 2024 and September 30, 2023. The ratio of non-performing loans to total loans was 0.11% as of September 30, 2024, consistent with the 0.11% and 0.12% reported as of June 30, 2024 and September 30, 2023, respectively. Past due loans remain low at 0.14% of total loans as of September 30, 2024, a slight decrease from 0.15% of total loans as of June 30, 2024 and a slight increase from 0.10% of total loans as of September 30, 2023.
The Allowance for Credit Losses (ACL) on Loans stood at 1.04% of total loans as of September 30, 2024, as compared to an ACL of 1.10% and 1.12% of total loans as of June 30, 2024, and September 30, 2023, respectively. The loan portfolio continues to be well-diversified with Commercial Real Estate exposures comfortably below regulatory guidance limits, and with very limited exposure in sectors considered to pose potential risks for the industry, such as office space.
CAPITAL
The Company’s regulatory capital position remained strong as of September 30, 2024. The Leverage Capital ratio was an estimated 8.53% as of September 30, 2024, as compared to the 8.58% and 8.65% reported as of June 30, 2024, and as of September 30, 2023, respectively, with period-to-period changes attributable primarily to earning asset growth. The estimated Total Risk-Based Capital ratio was 13.11% as of September 30, 2024, as compared to the 13.24% and 13.76% reported as of June 30, 2024, and as of September 30, 2023, respectively. The Company's tangible book value per share was $20.27 as of September 30, 2024, up from $19.20 as of June 30, 2024 and up from $17.66 as of September 30, 2023. Earning asset growth during the quarter, coupled with a smaller unrealized loss position on available-for-sale securities, produced a Tangible Common Equity ratio of 7.26% as of September 30, 2024, as compared to 7.00% as of June 30, 2024 and 6.72% as of September 30, 2023.
DIVIDEND
On September 26, 2024, the Company's Board of Directors declared a third quarter dividend of $0.36 per share. The dividend was paid on October 18, 2024, to shareholders of record as of October 8, 2024.
ABOUT THE FIRST BANCORP
The First Bancorp, the parent company of First National Bank, is based in Damariscotta, Maine. Founded in 1864, First National Bank is a full-service community bank with $3.11 billion in assets. The Bank provides a complete array of commercial and retail banking services through eighteen locations in mid-coast and eastern Maine. First National Wealth Management, a division of the Bank, provides investment management and trust services to individuals, businesses, and municipalities. More information about The First Bancorp, First National Bank and First National Wealth Management may be found at www.thefirst.com.

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars, except per share data	September 30, 2024	December 31, 2023	September 30, 2023
Assets
Cash and due from banks	$35,136	$31,942	$29,894
Interest-bearing deposits in other banks	17,199	3,488	38,366
Securities available-for-sale	285,021	282,053	284,972
Securities held-to-maturity	377,635	385,235	387,374
Restricted equity securities, at cost	6,420	3,385	3,860
Loans held for sale	—	—	268
Loans	2,307,253	2,129,454	2,079,860
Less allowance for credit losses	23,999	24,030	23,322
Net loans	2,283,254	2,105,424	2,056,538
Accrued interest receivable	14,600	11,894	12,038
Premises and equipment	27,449	28,684	28,868
Other real estate owned	173	—	—
Goodwill	30,646	30,646	30,646
Other assets	65,030	63,947	71,315
Total assets	$3,142,563	$2,946,698	$2,944,139
Liabilities
Demand deposits	$312,956	$289,104	$323,375
NOW deposits	651,242	634,543	683,180
Money market deposits	344,102	305,931	271,056
Savings deposits	269,092	299,837	313,160
Certificates of deposit	693,948	646,818	641,429
Certificates $100,000 to $250,000	251,910	251,192	234,962
Certificates $250,000 and over	179,468	172,237	132,775
Total deposits	2,702,718	2,599,662	2,599,937
Borrowed funds	151,027	69,652	82,993
Other liabilities	32,035	34,305	34,544
Total Liabilities	2,885,780	2,703,619	2,717,474
Shareholders' equity
Common stock	111	111	111
Additional paid-in capital	71,389	70,071	69,649
Retained earnings	219,559	211,925	209,132
Net unrealized loss on securities available-for-sale	(34,394)	(39,575)	(53,852)
Net unrealized loss on securities transferred from available-for-sale to held-to-maturity	(49)	(56)	(58)
Net unrealized (loss) gain on cash flow hedging derivative instruments	(136)	300	1,410
Net unrealized gain on postretirement costs	303	303	273
Total shareholders' equity	256,783	243,079	226,665
Total liabilities & shareholders' equity	$3,142,563	$2,946,698	$2,944,139
Common Stock
Number of shares authorized	18,000,000	18,000,000	18,000,000
Number of shares issued and outstanding	11,148,066	11,098,057	11,089,290
Book value per common share	$23.03	$21.90	$20.44
Tangible book value per common share	$20.27	$19.12	$17.66

The First Bancorp
Consolidated Statements of Income (Unaudited)

In thousands of dollars, except per share data	For the nine months ended		For the quarter ended
	September 30, 2024	September 30, 2023	September 30, 2024	June 30, 2024	September 30, 2023
Interest income
Interest and fees on loans	$95,541	$78,860	$33,498	$31,839	$28,329
Interest on deposits with other banks	190	300	56	56	211
Interest and dividends on investments	14,102	14,192	4,733	4,663	4,714
Total interest income	109,833	93,352	38,287	36,558	33,254
Interest expense
Interest on deposits	59,111	42,384	20,118	19,816	16,992
Interest on borrowed funds	4,365	1,614	1,767	1,667	308
Total interest expense	63,476	43,998	21,885	21,483	17,300
Net interest income	46,357	49,354	16,402	15,075	15,954
Credit loss (reduction) expense	(639)	501	(638)	512	(200)
Net interest income after provision for credit losses	46,996	48,853	17,040	14,563	16,154
Non-interest income
Investment management and fiduciary income	3,689	3,515	1,232	1,269	1,160
Service charges on deposit accounts	1,552	1,399	511	542	465
Mortgage origination and servicing income	512	611	193	189	224
Debit card income	3,884	3,843	1,365	1,333	1,367
Other operating income	2,282	1,962	821	824	675
Total non-interest income	11,919	11,330	4,122	4,157	3,891
Non-interest expense
Salaries and employee benefits	17,768	16,420	6,126	5,585	5,523
Occupancy expense	2,532	2,494	823	843	784
Furniture and equipment expense	4,182	4,009	1,416	1,377	1,403
FDIC insurance premiums	1,762	1,429	636	562	551
Amortization of identified intangibles	20	20	7	6	7
Other operating expense	8,747	8,199	2,992	2,877	2,738
Total non-interest expense	35,011	32,571	12,000	11,250	11,006
Income before income taxes	23,904	27,612	9,162	7,470	9,039
Applicable income taxes	4,141	4,773	1,591	1,299	1,565
Net Income	$19,763	$22,839	$7,571	$6,171	$7,474
Basic earnings per share	$1.79	$2.08	$0.69	$0.56	$0.68
Diluted earnings per share	$1.78	$2.06	$0.68	$0.55	$0.67

The First Bancorp
Selected Financial Data (Unaudited)

Dollars in thousands, except for per share amounts	As of and for the nine months ended		As of and for the quarter ended
	September 30, 2024	September 30, 2023	September 30, 2024	June 30, 2024	September 30, 2023

Summary of Operations
Interest Income	$109,833	$93,352	$38,287	$36,558	$33,254
Interest Expense	63,476	43,998	21,885	21,483	17,300
Net Interest Income	46,357	49,354	16,402	15,075	15,954
Credit loss (reduction) expense	(639)	501	(638)	512	(200)
Non-Interest Income	11,919	11,330	4,122	4,157	3,891
Non-Interest Expense	35,011	32,571	12,000	11,250	11,006
Net Income	19,763	22,839	7,571	6,171	7,474
Per Common Share Data
Basic Earnings per Share	$1.789	$2.078	$0.685	$0.559	$0.679
Diluted Earnings per Share	1.775	2.062	0.679	0.554	0.674
Cash Dividends Declared	1.070	1.040	0.360	0.360	0.350
Book Value per Common Share	23.03	20.44	23.03	21.96	20.44
Tangible Book Value per Common Share	20.27	17.66	20.27	19.20	17.66
Market Value	26.32	23.50	26.32	24.85	23.50
Financial Ratios
Return on Average Equity[1]	10.67%	13.00%	11.86%	10.16%	12.67%
Return on Average Tangible Common Equity[1]	12.19%	14.97%	13.50%	11.63%	14.59%
Return on Average Assets[1]	0.87%	1.08%	0.98%	0.82%	1.02%
Average Equity to Average Assets	8.20%	8.27%	8.24%	8.10%	8.07%
Average Tangible Equity to Average Assets	7.18%	7.18%	7.24%	7.08%	7.01%
Net Interest Margin Tax-Equivalent[1]	2.25%	2.54%	2.32%	2.21%	2.40%
Dividend Payout Ratio	59.81%	50.00%	52.55%	64.40%	51.47%
Allowance for Credit Losses/Total Loans	1.04%	1.12%	1.04%	1.10%	1.12%
Non-Performing Loans to Total Loans	0.11%	0.12%	0.11%	0.11%	0.12%
Non-Performing Assets to Total Assets	0.08%	0.09%	0.08%	0.09%	0.09%
Efficiency Ratio	57.88%	51.88%	56.37%	56.35%	53.49%
At Period End
Total Assets	$3,142,563	$2,944,139	$3,142,563	$3,084,944	$2,944,139
Total Loans	2,307,253	2,079,860	2,307,253	2,247,670	2,079,860
Total Investment Securities	669,076	676,206	669,076	658,133	676,206
Total Deposits	2,702,718	2,599,937	2,702,718	2,578,080	2,599,937
Total Shareholders' Equity	256,783	226,665	256,783	244,668	226,665
[1]Annualized using a 366-day basis for 2024 and a 365-day basis for 2023.

Use of Non-GAAP Financial Measures
Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company's performance (including for purposes of determining the compensation of certain executive officers and other Company employees) and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods and with other financial institutions, as well as demonstrating the effects of significant gains and charges in the current period, in light of the disclosure practices employed by many other publicly-traded financial institutions. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total which, as adjusted, increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company's results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution's net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.
The following table provides a reconciliation of tax-equivalent financial information to the Company's consolidated financial statements, which have been prepared in accordance with GAAP. A 21.0% tax rate was used in both 2024 and 2023.

	For the nine months ended		For the quarters ended
In thousands of dollars	September 30, 2024	September 30, 2023	September 30, 2024	June 30, 2024	September 30, 2023
Net interest income as presented	$46,357	$49,354	$16,402	$15,075	$15,954
Effect of tax-exempt income	2,072	1,965	717	$686	685
Net interest income, tax equivalent	$48,429	$51,319	$17,119	$15,761	$16,639
The Company presents its efficiency ratio using non-GAAP information which is most commonly used by financial institutions. The GAAP-based efficiency ratio is non-interest expenses divided by net interest income plus non-interest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and provision for credit losses on securities from non-interest expenses, excludes securities gains from non-interest income, and adds the tax-

equivalent adjustment to net interest income. The following table provides a reconciliation between the GAAP and non-GAAP efficiency ratio:

	For the nine months ended		For the quarters ended
In thousands of dollars	September 30, 2024	September 30, 2023	September 30, 2024	June 30, 2024	September 30, 2023
Non-interest expense, as presented	$35,011	$32,571	$12,000	$11,250	$11,006
Net interest income, as presented	46,357	49,354	16,402	15,075	15,954
Effect of tax-exempt interest income	2,072	1,965	717	686	685
Non-interest income, as presented	11,919	11,330	4,122	4,157	3,891
Effect of non-interest tax-exempt income	136	131	45	45	44
Adjusted net interest income plus non-interest income	$60,484	$62,780	$21,286	$19,963	$20,574
Non-GAAP efficiency ratio	57.88%	51.88%	56.37%	56.35%	53.49%
GAAP efficiency ratio	60.08%	53.67%	58.47%	58.50%	55.46%
The Company presents certain information based upon tangible common equity instead of total shareholders' equity. The difference between these two measures is the Company's intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of average tangible common equity to the Company's consolidated financial statements, which have been prepared in accordance with U.S. GAAP:

	For the nine months ended		For the quarters ended
In thousands of dollars	September 30, 2024	September 30, 2023	September 30, 2024	June 30, 2024	September 30, 2023
Average shareholders' equity as presented	$247,463	$234,832	$253,911	$244,321	$234,024
Less intangible assets	(30,820)	(30,847)	(30,827)	(30,827)	(30,853)
Tangible average shareholders' equity	$216,643	$203,985	$223,084	$213,494	$203,171
To provide period-to-period comparison of operating results prior to consideration of credit loss provision and income taxes, the non-GAAP measure of PTPP Net Income is presented. The following table provides a reconciliation to Net Income:

	For the nine months ended		For the quarters ended
In thousands of dollars	September 30, 2024	September 30, 2023	September 30, 2024	June 30, 2024	September 30, 2023
Net Income, as presented	$19,763	$22,839	$7,571	$6,171	$7,474
Add: credit loss (reduction) expense	(639)	501	(638)	512	(200)
Add: income taxes	4,141	4,773	1,591	1,299	1,565
Pre-Tax, pre-provision net income	$23,265	$28,113	$8,524	$7,982	$8,839

Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.
Category: Earnings
Source: The First Bancorp

The First Bancorp
Richard M. Elder, EVP, Chief Financial Officer
207-563-3195
rick.elder@thefirst.com